                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


     I, the undersigned, hereby constitute and appoint JOSEPHINE S. TRUBEK and/or ROLLA P. HUFF as my true and lawful agent and attorney-in-fact to act with full power and authority and in my name, place and stead as I, myself, could act for the sole purpose of executing the Form 10-K of Frontier Corporation for the year ended December 31, 1998, pursuant to Instruction D(2)(a) of the Form 10-K and in accordance with Regulation S-K Item 601(b)(24) of the Securities Act of 1933 and the Securities Exchange Act of 1934, and with full and unqualified authority to delegate such power to any person or persons as my attorney-in-fact shall select.

     IN WITNESS WHEREOF, this instrument has been signed and delivered by the undersigned as of March 22, 1999.

/s/ Patricia C. Barron
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Patricia C. Barron                  Raul E. Cesan

/s/ Brenda E. Edgerton              /s/ Jairo A. Estrada
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Brenda E. Edgerton                  Jairo A. Estrada

/s/ Michael E. Faherty
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Michael E. Faherty                  Alan C. Hasselwander

                                    /s/ Robert J. Holland, Jr.
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Eric Hippeau                        Robert J. Holland, Jr.

/s/ Douglas H. McCorkindale
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Douglas H. McCorkindale             James F. McDonald

/s/ Leo J. Thomas
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Leo J. Thomas